UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020
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PhaseBio Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38697	03-0375697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Great Valley Parkway, Suite 30 Malvern, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

(610) 981-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PHAS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.

On May 20, 2020, the U.S. Food and Drug Administration (“FDA”) authorized PhaseBio Pharmaceuticals, Inc. (the “Company”) to initiate a Phase 2 clinical trial to evaluate PB1046 as a treatment for hospitalized COVID-19 patients who are at high risk for rapid clinical deterioration and acute respiratory distress syndrome (“ARDS”), which the Company has named the “VANGARD” trial.

PB1046 is a novel, once-weekly, subcutaneously-injected vasoactive intestinal peptide (“VIP”) receptor agonist that targets VPAC receptors in the cardiovascular, pulmonary and immune systems. VIP is a neurohormone known to have anti-inflammatory, vasodilatory, inotropic, lusitropic and antifibrotic effects, and several cardiopulmonary disorders are associated with alterations in levels of VIP or its receptors, VPAC1 and VPAC2. Importantly, VIP has also been observed to have potent bronchodilatory and immunomodulatory effects in the respiratory system. Specifically, VIP has been shown to regulate proinflammatory cytokines including TNF-α, IFN-γ, IL-12, IL-17A and IL-6. In animal models, treatment with VIP peptide prevented acute lung injury and inhibited cytokine-mediated inflammatory responses that are characteristic of ARDS.

The VANGARD trial is a multi-center, randomized, double-blind, parallel-group trial that will assess the efficacy and safety of once-weekly subcutaneous injections of PB1046 in hospitalized COVID-19 patients at high risk for rapid clinical deterioration and ARDS. Approximately 210 patients will be targeted to be enrolled at approximately 20 sites nationwide. The primary endpoint will measure days alive and free of respiratory failure. The Company expects to begin dosing patients in the trial by the end of June. Subject to the pace of enrollment and any further impacts of the COVID-19 pandemic, the Company is targeting to report trial results late in the fourth quarter of 2020. Based on feedback from the FDA, the Company believes that positive, clearly interpretable and clinically meaningful results from the VANGARD trial may enable the Company to submit a Biologics License Application.

The Company intends to fund development expenses associated with the VANGARD trial with resources previously budgeted for development of other early-stage assets or that were otherwise planned for clinical activities delayed due to the impact of the COVID-19 pandemic. The Company will need to raise additional capital resources to fund the ARDS program beyond the current Phase 2 trial. The Company is currently reviewing and pursuing sources of capital, including potential sources of grant funding, that could potentially increase the number of subjects and/or accelerate the pace of the VANGARD trial and enable the Company to fund the program beyond the current trial.

On May 27, 2020, the Company issued a press release entitled “PhaseBio Launches Clinical Trial to Evaluate PB1046 as a Treatment for Hospitalized COVID-19 Patients.” The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 27, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseBio Pharmaceuticals, Inc.

Dated: May 27, 2020	By:	/s/ John P. Sharp
John P. Sharp
Chief Financial Officer